CONFIDENTIAL

                       NOT TO BE REPRODUCED OR DISTRIBUTED

                                 Memorandum No.

                                Name of Offeree :

                      PRIVATE PLACEMENT MEMORANDUM OF UNITS
                                       OF

                           Scottsdale Scientific, Inc.
                       (a Florida Corporation) (" Company

                                15,000 Common Shares
                                  $.001 Par Value
                                 $ 1. 00 Per Share

                                 MINIMUM INVESTMENT
                                    1,000 Shares
                                     $1,000.00

                            Principal Executive Offices:
                        8655 East Via de Ventura, Suite G204
                               Scottsdale, AZ, 85258
                                   (602) 922-2452

                The date of this Memorandum is October 13th, 1998

                           SCOTTSDALE SCIENTIFIC, INC.

    Type of securities offered : Shares of the Company's common stock, $0.001 par value.

    Number of Units offered : 15,000 Shares.

    Price per security : $1.00 per Share.

    Total proceeds : If all shares sold : $15,000-00

    Is a commissioned selling agent selling the securities in this offering ?
              [ ] Yes             [X] No

    If yes, what percent is commission of price to public ?

    Is there other compensation to selling agent(s) ?
              [ ] Yes             [X] No

    Is there a finder's fee or similar payment to any person ?
              [ ] Yes             [XI No

    is there an escrow of proceeds until minimum is obtained ?
              [ ] Yes             [X] No

    Is this offering limited to members of a special group, such as employees of the Company or individuals ?

             [ ] Yes

    Is transfer of the securities restricted ?

    [ ] Yes      [X] No


     THIS OFFERING OF SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE OFFERING WILL TERMINATE UPON THE EARLIER OF ALL OF THE SHARES OR OCTOBER 30th, 1998. THE COMPANY IS NOT REQUIRED TO SELL ANY MINIMUM NUMBER OF SHARES IN ORDER TO SELL SHARES

     IN THE OFFERING. THE COMPANY MAY, IN ITS DISCRETION, CONDUCT MULTIPLE CLOSINGS. (SEE "DESCRIPTION OF THE OFFERING.")

     THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR USE IN CONNECTION WITH THE PRIVATE PLACEMENT OF THE SHARES OFFERED HEREBY AND MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE. THE OFFEREE AGREES TO RETURN TO THE COMPANY THIS MEMORANDUM AND ALL ATTACHMENTS AND RELATED DOCUMENTATION IF THE OFFEREE DOES NOT SUBSCRIBE TO PURCHASE SHARES IN THE OFFERING

     THESE SECURITIES ARE BEING OFFERED ONLY TO INVESTORS WHO THE OFFEROR BELIEVES HAVE THE QUALIFICATIONS NECESSARY TO PERMIT THE SECURITIES TO BE OFFERED AND SOLD UNDER APPLICABLE EXEMPTIONS FROM REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE STATUTES. THE OFFEROR WILL BE THE SOLE JUDGE OF WHETHER AN INVESTOR POSSESSES SUCH QUALIFICATIONS. NOTWITHSTANDING DELIVERY OF THIS MEMORANDUM AND ASSOCIATED DOCUMENTATION, THE OFFEROR DOES NOT INTEND TO EXTEND AN OFFER TO SELL OR TO SOLICIT AN OFFER TO BUY THESE SECURITIES UNTIL THE OFFEROR DETERMINES THAT THE OFFEREE IS QUALIFIED AND COMMUNICATES SUCH DETERMINATION TO INVESTORS IN WRITING. THE SHARES ARE BEING OFFERED IN A PRIVATE PLACEMENT TO A LIMITED NUMBER OF INVESTORS. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT PERMITTED UNDER APPLICABLE LAW OR ANY FIRM OR INDIVIDUAL WHO DOES NOT POSSESS THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.

     THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR THE SECURITIES LAWS OF FLORIDA OR OTHER STATES,AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMP TIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THERE IS A PUBLIC MARKET FOR SECURITIES OF THE COMPANY. EVEN IF SUCH A MARKET DID NOT EXIST, PURCHASERS OF SHARES WILL BE REQUIRED TO REPRESENT THAT THE SHARES ARE BEING ACQUIRED FOR INVESTUENT PURPOSES AND NOT WITH A VIEW TO SALE OR DISTRIBUTION, AND PURCHASERS WILL NOT BE ABLE TO RESELL THE SHARES UNLESS THE SHARES ARE REGISTERED UNDER THE ACT AND QUALIFIED UNDER THE APPLICABLE STATE STATUTES (UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE). PURCHASERS OF THE SHARES SHOULD BE PREPARED TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     THE PURCHASE OF THESE SECURITIES WILL ENTAIL A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE ONLY FOR PERSONS WHO HAVE SUBSTANTIAL FINANCIAL RESOURCES AND HAVE NO LIQUIDITY IN THIS INVESTVEST. NO ONE

     SHOULD INVEST IN THE SHARES WHO IS NOT PREPARED TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE RISK FACTORS INDICATED UNDER "RISK FACTORS."

     INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM OR ANY COMMUNICATION, WHETHER WRITTEN OR ORAL, FROM THE COMPANY, ITS FOUNDERS, MANAGEMENT, EMPLOYEES OR AGENTS, AS LEGAL, TAX ACCOUNTING OR OTHER EXPERT ADVICE. EACH INVESTOR SHOULD CONSULT THEIR OWN COUNSEL, ACCOUNTANT AND 0THER PROFESSIONAL ADVISORS AS TO LEGAL, TAX, ACCOUNTING, AND RELATED MATTERS CONCERNING HIS INVESTMENT AND ITS SUITABILITY FOR THEM.

     NO PERSON (OTHER THAN OFFICERS OF THE COMPANY TO WHOM REQUESTS ARE DIRECTED FOR ADDITIONAL INFORMATION CONCERNING THIS OFFERING) IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS (WHETHER ORAL OR WRITTEN) IN CONNECTION WITH THIS OFFERING EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM AND THE ATTACHMENTS THERETO AND DOCUMENTS REFERRED TO HEREIN. ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN AND THEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     THE SECURITIES OFFERED HEREBY WILL BE SOLD TO SUBJECT TO THE STOCK SUBSCRIPTION AGREEMENT ATTACHED AS ATTACHMENT OF THIS MEMORANDUM, WHICH CONTAINS CERTAIN REPRESENTATIONS, WARRANTIES, TERMS AND CONDITIONS. EACH INVESTOR SHOULD CAREFULLY REVIEW THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT BEFORE INVESTING.

    This Company:

    [  ] Has never conducted operations.
    [  ] Is in the development stage.
    [ x] Is currently conducting operations.
    [  ] Has shown a profit in the last fiscal year.
    [  ] Other( Specify)_________________

    ( Check at one, as appropriate )

   This offering has been registered for offer and sale in the following states:

    State            State File No        Effective Date
    -----            -------------        --------------

                                TABLE OF CONTENTS

    Cover Page                                                                 1
    Disclosure Statements                                                      2
    Table of Contents                                                          5
    Summary of the Offering                                                    6
    The Company                                                                7
    Risk Factors                                                               8
    Use of Proceeds                                                           10
    Description of Securities                                                 11
    Terms of the Offering                                                  11-12
    Directors, Officers and key Personnel of the Company                      13
    Principal Stockholders                                                    14
    Remuneration of Directors and Officers                                    14
    Reports                                                                   15
    Legal Matters                                                             15
    Litigation                                                                15
    Additional Information                                                    15
    State Restrictions                                                     15-17

    EXHIBITS

    Exhibit A  Subscription Agreement                                      18-22


    This is an original unpublished work protected under copyright laws of the United States and other countries. All Rights Reserved. Should publication occur, then the following notice shall apply: Copyright 1998 Scottsdale Scientific, Inc. All Rights Reserved. No part of this document may be reproduced, stored in a retrieval system or transmitted, in any form or any means, electronic, mechanical, photocopying, recording or otherwise, without the prior written perrmssion of Scottsdale Scientific, Inc.

                             SUMMARY OF THE OFFERING

    The following material is intended to summarize information contained elsewhere in this Memorandum. This summary is qualified in its entirety by express reference to the Memorandum and the exhibits referred to therein. Each prospective investor is urged to read this Memorandum in its entirety.

    Scottsdale Scientific, Inc, a Florida corporation (the " Company "), is the issuer of the Shares. The address of the Company is 8655 East Via de Ventura, Suite G204, Scottsdale, Arizona 85258.

    The Offering. The Company is offering up to 15,000 of its common stock, par value $.001 per share (the "Shares"). The Minimum investment for an Investor is 1,000 Shares, or $1,000.00. The Company, in its sole discretion, may accept subscriptions for up to an aggregate of 15,000 or $15,000.00 until October 30th, 1998, or until such earlier date as the Company determines that this Offering shall be terminated. In its sole discretion, the Company may elect to terminate this Offering even if subscriptions for Shares have been received and accepted by the Company. See "Terms of the Offering" and "Subscription for Shares".

    Company's Business. The Company is engaged in the wholesale distribution of nutrional supplements. Through its wholly owned subsidiary, Nutricology, Inc./Allergy Research Group, is an innovative leader in the research and formulation of nutritional supplements.

    Risk Factors. The offering involves speculative investment with substantial risks, including those risks associated with the industry. Although the Company will use its best efforts to protect the investments of the Investors, there is no assurance that the Company's efforts will be successful. Accordingly, a prospective Investor should not view the Company or its Officers, Directors, employees or agents as guarantors of the financial success of an investment in the Shares. See "Risk Factors".

    Limited Transferability of the Shares. The Shares have not been registered under the 1933 Act or the securities laws of any state. The Shares of common stock purchased pursuant to this Offering will not be "restricted" shares because the shares are offered under Rule 504 and this offering is excluded from the provisions of Regulation D pertaining to restricted shares. This does not mean, however, that a public market does exist for the Shares. Currently there is a market for the Shares on NASDAQ - OTC Bulletin Board. See "Risk Factors" and "Terms of the Offering".

    Limitation of Liability. Except for the amounts paid by Investors for their purchase of any Shares, and as required by Florida State law, no investor will be liable for any debts of the Company or be obligated to contribute any additional capital or funds to the Company. See " Risk Factors".

    Suitability   Standards.   Each  Investor  must  meet   certain  eligibility
    standards established by the Company for the purchase of the Shares. See "Terms of the Offering" and "Subscription for Shares".

    Use of Proceeds. The Company plans to use the money received from this offering to cover the costs involved with public relations and building of investor awareness. The funds will not be deposited in an escrow account and will be available to the Company immediately. No minimum amount of Shares is required to be sold.

                                  THE COMPANY

    Exact corporate name:                   Scottsdale Scientific, Inc.

    State and date of incorporation:        Florida State
                                            April 8, 1997

    Street address of principal office:     8655 East Via de Ventura, Suite G204
                                            Scottsdale, AZ, 85258
                                            (602) 922-2452


    Fiscal Year:                            December 31st

    PRODUCTS

    The  Company  is  engaged   in the  wholesale  distribution  of  health  and
    nutritional supplements,

                               MATERIAL CONTRACTS

    The Company entered into an agreement with The Right Solution Group ( TRS ) to market the Nutricology, Inc., product line for a period of five years commencing on January 6,1998

                              MARKETING APPROACHES

    The Company intends to solicit its business through medical professionals, other health care practioners, the Internet, health magazines, newspapers, direct mail using a targeted mailing list and trade shows.

                                  RISK FACTORS

    An investment in the Shares involves a high degree of risk. No prospective Investor should acquire the Shares unless he can afford a complete loss of his investment. The risks described below are those which the Company deems most significant as of the date hereof. Other factors which may have a material impact on the operations of the Company may not be foreseen. In addition to the other factors set forth elsewhere in this Memorandum, prospective Investors should carefully consider the following specific risk factors:

    A.   OPERATING RISKS

         General. The economic success of an investment in the Shares depends, to a large degree, upon many factors over which the Company has no control. These factors include general economic, industrial and international conditions; inflation or deflation; fluctuation in interest rates; the availability of, and fluctuations in the money supply. The extent, type and sophistication of the Company's competition; and government regulations.

          Operations. The Company's operating subsidiary Nutricology,Inc / Allergy Research has been in business for over 19 years.

         Dependence on Key Personnel, The Company's success will depend, in large part, upon the talents and skills of key management personnel. To the extent that any of its management personnel is unable or refuses to continue association with the Company, a suitable replacement would have to be found. There is no assurance that the Company would be able to find suitable replacements for such personnel, or that suitable person.

         Lack of Adequate Capital. Additional capital will be required in the Company's future operations. In the absence of any additional funding, the Company's operations may be affected negatively. Therefore, the Company's management will be careful and use its best judgement in directing the affairs of the Company in a manner that maximizes its chances of success and, accordingly, the best chances of raising future funding.

         Inherent Business Risks, The business that the Company is engaged in involves substantial and inherent risks associated with an emerging company with limited financial resources.

    B.   INVESTMENT RISKS

         Speculative Investment, The Shares are a very speculative investment. There can be no assurance that the Company will attain its objective and it is very likely that the Company will not be able to advance any business activities and Investors could lose their entire investments.

          Arbitra[y Purchase Price; No Market, The purchase price for the Shares has been arbitrarily determined by the Company, and is not necessarily indicative of their value. No assurance is or can be given that the Shares, although transferable, could be sold for the purchase price, or for any amount. There currently is a market for resale of the Shares.

         Restriction of Transferability, While the Company believes that no restriction exists for the transfer of the Shares being offered by the Company, an investment in the Shares may be a long term investment. Investors who do not wish or who are not financially able to hold the Shares for a substantial period of time are advised against purchasing Shares. The Shares are not registered under the 1933 Act or under the securities laws of any state, but are being offered by the Company under the exemption from registration provided by Rule 504 under Regulation D and related state and foreign exceptions.

         "Best Efforts" Offering, The Shares are being offered on a "best efforts" basis by the Company. No person or entity is committed to purchase or take down any of the Shares offered pursuant to this Offering. No escrow account is maintained and no minimum amount is required to be sold. Funds will be available to the Company upon receipt.

         Management and Operation Experience, The Company's Officers, Directors and other personnel have engaged in a variety of businesses and have been involved in business financing, operations, marketing and research but their experience in these fields is limited. There is no assurance that such experience will result in the success of the Company.

         Other Risks, No assurance can be given that the Company will be successful in achieving its stated objectives, that the Company's business is undertaken by the Company, will generate cash sufficient to operate the business of the Company or that other parties entering into agreements relating to the Company's business will meet their respective obligations.

         Dividends, The Company's Board of Directors presently intends to cause the Company to follow a policy of retaining earnings, if any, for the purpose of increasing the net worth and reserves of the Company. Therefore, there can be no assurance that any holder of Common Stock will receive any cash, stock or other dividends on his shares of Common Stock. Future dividends on Common Stock, if any, will depend on the future earnings, financing requirements and other factors.

         Additional Securities Available for Issuance, The Company's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock. At this time 14,965,355 shares of common stock have been issued. Accordingly, including those purchasing the shares offered with the sale of these units, investors will be dependent upon the judgement of management in connection with the future issuance and sale of shares of the Company's capital stock, in the event purchasers can be found for such securities.

                                 USE OF PROCEEDS

         The Company will incur expenses in connection with the Offering in an amount anticipated not to exceed $1,000 for legal fees, accounting fees, filing fees, printing costs and other expenses. If the maximum number of Shares are sold, the Company anticipates that the net proceeds to it from the Offering will be as follows:

                                             Maximum
          Item                               Shares Sold
          ----                               -----------
          Gross Proceeds of Offering         $15,000.00

          Offering Expenses
          -----------------

          Cost of Offering                   $ 1,000.00
                                             ----------
                    TOTAL PROCEEDS RECEIVED: $14,000.00

          Operating Expenses
          ------------------

          Investor Relations                 $14,000.00
                                             ----------

                    TOTAL                    $14,000.00


    NET FUNDS AVAILABLE TO COMPANY

         The Company estimates that the costs of the Offering will be as follows: (i) legal fees of approximately $500.00, (ii) accounting fees of approximately $300 and (iii) printing and other miscellaneous costs of approximately $200. A sales commissions will be paid only to NASD broker/dealers and no other person will receive any commissions or remuneration from the Company.

         The net proceeds of this offering, assuming all the Shares are sold, will be sufficient to sustain the planned marketing activities of the Company for a period of 2 months, depending upon the number of Shares sold in the offering and other factors. Even if all the Shares offered hereunder are sold, the Company will require additional capital in order to fund continued development activities and capital expenditures that must be made. The Company's business plan is based on the premise that additional funding will be obtained through funds generated from operations, the exercising of the warrants by shareholders, additional offerings of its securities, or other arrangements. There can be no assurance that any securities offerings will take place in the future, or that funds sufficient to meet any of the foregoing needs or plans will be raised from operations or any other source.

                           DESCRIIPTION OF SECURITIES

    The following discussion describes the stock and other securities of the Company.

         General. The Company currently has 100,000,000 authorized common shares, par value $.001 per share, of which 14,965,355 common shares were issued and outstanding as of the date of this Placement. All of the outstanding common shares of the Company are fully paid for and nonassessable.

          Voting Rights. Each share of the 14,965,355 shares of the Company's common stock held by its current shareholders is entitled to one vote at shareholders meetings.

          Dividends. The Company has never paid a dividend and does not anticipate doing the near future.

          Options. The Company currently has 1,000,000 options outstanding in relation to its common stock, no options have been exercised to date.

          Miscellaneous Rights and Provisions. Shares of the Company's common stock have no pre-emptive rights. The Shares do not have any conversion rights, no redemption or sinking fund provisions, and are not liable to further call or assessment. The Shares, when paid for by Investors, will be fully paid and nonassessable. Each share of the Company's common shares is entitled to a pro rata share in any asset available for distribution to holders of equity securities upon the liquidation of the Company.


                              TERMS OF THE OFFERING

         The Company is offering to qualified investors a maximum of 15,000 Share's ("Shares") at a purchase price of $1.00 per share of the Company's common stock. The Company may, in its sole discretion, terminate the offering at any time. The Offering will close on the earliest of October 30th, 1998 or the election of the Company when all of the Shares are sold, in no event later than October 30th, 1998. The minimum subscription is $1,000 (1,000 Shares) per Investor, although the Company, in its sole discretion, may accept subscriptions for lesser amounts.

         Terms of Sale: The Company hereby agrees to sell to the purchaser and the purchaser hereby agrees to subscribe for 1,000 Shares in the capital of the Company (the "Shares") for a purchase of $1.00 US per Share for an aggregate purchase of $1,000.00 US ( the "Purchase Funds" ).

          Constitution of Shares: Each Share will consist of one fully paid and non-assessable common share in the capital stock ( the "Share" ) of the Company.

    Terms of Warrants: All Warrants will

    (a) be comprised in one warrant certificate ( the "Warrant Certificate" ), registered in the name of the purchaser, representing an aggregate number of Warrants which be equal to the number of Units being acquired hereunder by the Purchaser;

    (b) be non-transferable;

    (c) will be subject to the terms and conditions which are adopted by the Company for the Warrants, which terms and conditions will, amongst other things,

          (i) provide for an adjustment in class and number of shares issuable pursuant to any exercise thereof upon the occurrence of certain events, including any subdivision, consolidation or re-classification of the shares, and

          (ii) not provide for any adjustment in the number of shares issuable pursuant to any exercise thereof in the event of the Company issuing any other shares, warrants or options to acquire shares at prices either above, at or below the exercise price of the Warrants;

     (d) and each Warrant will provide for the right to purchase one additional Share. The Warrant will be exercisabel in whole or in part from time to time.

         The Shares are being offered and sold by the Company under the exemption from registration contained in Rule 504 under Regulation D and related exemptions from state registration requirements. Rule 504 permits the Company to offer and sell its stock in an amount not exceeding $1,000,000 to an unlimited number of persons. Until 1992, Rule 504(b)(2)(ii) imposed a limited disclosure obligation of all issuers such as the Company which was intended to ensure that investors in a Rule 504 transaction were clearly advised of the restricted character of the securities being offered for sale. This requirement was eliminated in July, 1992 at which time the Securities and Exchange Commission adopted an amendment to Rule 504 that eliminated all limitations on the manner of offering of stock under that rule and/or the resale of stock purchased in reliance on that rule. Therefore, following adoption of the 1992 amendment, the securities being offered and sold by the Company pursuant to the present Offering are available for immediate resale by nonaffiliates of the issuer.

         The Shares are being offered on a "best efforts" basis by the Company and certain expenses of the Offering will be paid from the proceeds of the Offering. The Company anticipates that such expenses will not exceed $1,000 as detailed in the Use of Proceeds.

              DIRECTORS, OFFICERS AND KEY PERSONNEL OF THE COMPANY

        Officers and Directors. The following information sets forth the names of the officers and directors of the Company, their present position with the Company and biographic information:

    NAME                    POSITION                               HELD SINCE
    ----                    --------                               ----------
    Dr. Steven Levine       Chairman, CEO and Director             December 1997
    Susan Levine            Director, Secretary and Treasurer      December 1997
    Arnold Takemoto         Director                               December 1997
    Marianne Sum            President, COO and Director            December 1997

     Dr. Steven Levine Ph D is a Director, Chief Executive Officer. Dr. Stephen Levine founded Nutricology/Allergy Research Group in 1979. Dr. Levine graduated Cum Laude from the State University College in Buffalo, NY and obtained his Ph.D. from the University of California, Berkeley; Horace an Edith King Davis Memorial Fellow; NIH Training Grant, Predoctoral Fellow 1972 - 1976. Dr. Levine is internationally recognized as one of the foremost innovative leaders and researchers in nutritional supplement formulation. He is also recognized as an international lecturer with several editorial positions in professionally sought after publications. Dr. Levine is the author of Antioxidant Adaptation, it's role in Free Radical Pathology, which is considered to be the leading resource on the subjects.

     Susan Levine is a Director, Secretary and Treasurer of the Company. Mrs. Levine holds a BA from the University of Berkeley in psychology and social welfare. She developed and implemented housing programs, research and grant proposals for funding of various community programs. This prior knowledge and experience is a valuable asset to the Company. Currently Mrs. Levine co-ordinates various national and international medical conferences along with executive duties.

    Arnold Takemoto is a Director of the Company. Mr. Takemoto obtained a B.SC., in Chemistry from Clarkson College of Technology as well as graduate training at the University of Vermont Medical School and Denver University graduate School. Mr. Takemoto has been a well known lecturer in the health care community with a private practice designing state of the art complementary health protocols with patients exhibiting chronic conditions, tenacious viral conditions and immune deficiencies, allergies and assorted rheumatologic conditions, anti-aging and sport nutrition working collaboratively to optimize patient health care. Mr. Takemoto's programs are used by referral Physicians throughout the United States.

     Marianne Sum is the President and Director to the Company. Ms. Sum graduated Summa Cum Laude with a BA from Boston State College, Summa Cum Laude with a MA from Northeastern University and a Ph.D. in History from Boston College. Ms. Sum has a 25 year history as a successful businessperson with 7 years in the health and wellness field. She is noted for the tremendous growth that goes hand-in-hand with her direct management expertise as well as her diligent quality control programs. Ms. Sum was awarded Salesperson of the Year for 1991 and 1992 during her years with Fun and Fitness; and was promoted to V.P. of Sales and Marketing.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information concerning the shares of Common Stock of the Company owned of record and beneficially held as of the date of this Memorandum by (i) each person known to the Company to own of record or beneficially 5% or more of the 14,965,355 outstanding shares of Common Stock of the Company, (ii) each Director of the Company, and (iii) all officers and directors of the Company as a group, as of the date of this Memorandum and adjusted to reflect share holdings after the sale of the maximum number of Shares offered hereby.

    Ownership             No Shares      %         No Shares     %
    Name & Position       Pre Issue                Post Issue
    ---------------       ---------                ----------

    Dr. Steven Levine     9,800,000      65.48%    9,800,000     65.41%


                     REMUNERATION OF DIRECTORS AND OFFICERS

         Directors of the Company who are also employees of the Company receive no additional compensation for their services as Directors. The Company intends, in the future, to pay Directors who are not employees of the Company, compensation of $500 per Director's Meeting, as well as reimbursements of any out of pocket expenses incurred in the Company's behalf

                                     REPORTS

         The books and records of the Company will be maintained by the Company. The books of account and records shall be kept at the principal place of business of Scottsdale Scientific, Inc., and each shareholder, or his duly authorized representatives, shall have upon giving ten (10) days prior notice, access during reasonable business hours to such books and records, and the right to inspect and copy them. Within 120 days after the close of each fiscal year, reports will be distributed to the shareholders which will include financial statements (including a balance sheet and statements of income, shareholder's equity, and cash flows) prepared in accordance with generally accepted accounting principals, with a reconciliation to the tax information supplementary supplied, accompanied by a copy of the accountant's report.

                                  LEGAL MATTERS

         Gary R. Blume, Esquire, 11801 North Tatum Blvd, Suite 108, Phoenix, Arizona, 85028 will pass upon certain matters for the Company.

                                   LITIGATION

          The Company is not presently involved in any material litigation or other legal proceedings.

                             ADDITIONAL INFORMATION

         in the opinion of the Board of Directors of the Company, this memorandum contains a fair presentation of the subjects discussed herein and does not contain a misstatement of material fact or fail to state a material fact necessary to make any statements made herein not misleading. Persons to whom offers are made will be furnished with such additional information concerning the Company and other matters discussed herein as they, or their purchaser representative or other advisors, may reasonably request. The Company shall, to the extent such information is available or can be acquired without unreasonable effort or expense, endeavour to provide the information to such persons. All offeree's are urged to make such personal investigations, inspections or inquiries as they deem appropriate.

         Questions or requests for additional information may be directed to Mr.Amold Takernoto by calling (602) 922-2452. Requests for additional copies of this Memorandum or assistance in executing subscription documents may be directed to the Company.

                         STATE RESTRICTIONS AND DISCLOSURES
                       FOR UNREGISTERED SECURITIES OFFERINGS

    NOTICE TO ARIZONA RESIDENTS:

         These securities are being sold in reliance upon Arizona's Limited Offering exemption from registration pursuant to AR.S. 44-1844.

         THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE ARIZONA SECURITIES ACT, AS AMENDED, AND THEREFORE, CANNOT BE TRANSFERRED OR RESOLD UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR AN EXEMPTION THEREFROM IS AVAILABLE.

         As a purchaser of such securities hereby represent that I understand these securities cannot be resold without registration under the Arizona Securities Act or an exemption therefrom. I am not an underwriter within the meaning of AKS 44-1801(17), and I am acquiring these securities for myself, not for other persons. If qualifying as a non-accredited investor, I further represent that this investment does not exceed 20% of my net worth ( excluding principal residence, furnishings therein and personal automobiles).

    NOTICE TO CALIEFORNIA RESIDENTS:

         These securities are being sold in reliance upon California's Limited Offering Exemption. 25102(f) of the California Code, as amended.

         THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF TFUS MEMORANDUM HAS NOT BEEN QUALIFIED WITH THE CONMSSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFROM PRIOR TO SUCH QUALIFICATIONS IS UNLAWFUL, UNLESS THE SALE. OF SECURITIES IS EXEM[PT FROM THE QUALIFICATIONS BY SECTION 25100, 25102 OR 26105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXENTT.

         THE CONNUSSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

    NOTICE TO COLORADO RESIDENTS:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES ACT OF 1981 BY REASON OF SPECIFIC EXEM[PTIONS THEREUNDER RELATING TO THE LIM[ITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES ACT OF 1981, IF SUCH REGISTRATION IS REQUIRED.

    NOTICE TO NEW YORK RESIDENTS:

         THIS PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION OF THE CONTRARY IS UNLAWFUL.

         THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF MATERIAL FACT AND DOES NOT OMIT ANY MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT

    CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS AND DOCUMENTS PURPOSED TO BE SUMMARIZED ]HEREIN.

    Purchaser Statement:

         I understand that this Offering of Shares has not been reviewed by the Attorney General of the State of New York because of the Offeror's representations that this intended to be a non-public Offering pursuant to the Regulation D Rule 504 or 505, and that if all of the conditions and limitations of Regulation D are not complied with, the Offering will be resubmitted to the Attorney General for amended exemption. I understand that any literature used in connection with this Offering has not been previously filed with the Attorney General and has not been reviewed by the Attorney General. This Investment Unit is being purchased for my own account for investment, and not for distribution or resale to others. I agree that I will not sell or otherwise transfer these securities unless they are registered under the Federal Securities Act of 1933 or unless an exemption from such registration is available. I represent that I have adequate means of providing for my current needs and possible personal contingencies of financial problems, and that I have no need for liquidity of this investment.

         It is understood that all documents, records and books pertaining to this investment have been made available to my attorney, my accountant, or my offeree representative and myself, and that, upon reasonable notice, the books and records of the issuer will be available for inspection by investors, at reasonable hours at the principal place of business.

                                    EXHIBITS

                           Scottsdale Scientific, Inc.

                              SUBSCRIPTION DOCUMENT

     1. The undersigned hereby subscribes for common stock (hereinafter "Shares"), as described in the Private Offering Memorandum dated October 13th, 1998 ("Memorandum"), of Scottsdale Scientific, Inc., a Florida corporation (the "Company"), being offered by the Company for a purchase price of $1.00 per Share and tenders herewith the sum of $ in payment therefor, together with tender of this Subscription Document.

     2. The undersigned represents and warrants that he is a bona fide resident of the State of ___________.

     3.   The undersigned acknowledges:

          a.   Receipt of a copy of the Private Offering Memorandum;

          b. That this subscription, if accepted by the Company, is legally binding and irrevocable;

          c.  The Company has over 19 years of financial and operating history;

          d. That the Shares have not been registered under the Securities Act of 1933, as amended, in reliance upon exemptions contained in that Act, and that the Shares have not been registered under the securities acts of any state in reliance upon exemptions contained in certain state's securities laws; and

          e. That the representations and warranties provided in this Subscription Document are being relied upon by the Company as the basis for the exemption from the registration requirements of the Securities Act of 1933 and of the applicable state's securities laws.

     4.   The undersigned represents and warrants as follows:

          a.   That the  undersigned  subscriber is purchasing said Shares as an
               investment   and  said  Shares  are  purchased   solely  for  the
               undersigned's own account.

          b. That the undersigned subscriber has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Shares;

          c. That the undersigned subscriber is able to bear the economic risk of an investment in the Shares;

          d. That the undersigned subscriber has read and is thoroughly familiar with the Private Offering Memorandum and represents and warrants that he is aware of the high degree of risk involved in making investment in the Shares;

          e. That the undersigned subscriber's decision to purchase the Shares is based solely on the information contained in the Private Offering Memorandum and on written answers to such questions as he has raised concerning the transaction;

          f. That the undersigned subscriber is purchasing the Shares directly from the Company and understands that neither the Company nor the Offering is associated with; endorsed by nor related in any way with any investment company, national or local brokerage firm or broker dealer. The undersigned subscriber's decision to purchase the Shares is not based in whole or in part on any assumption or understanding that an investment company, national or local brokerage firm or other broker dealer is involved in any way in this Offering or has endorsed or otherwise recommended an investment in these Shares.

          g. That the undersigned subscriber has an investment portfolio of sufficient value that he could suitably absorb a high risk illiquid addition such as an investment in the Shares.

          h. The undersigned further represents that (INITIAL APPROPRIATE CATEGORY):

          [ ] I am a natural person whose individual net worth, or joint worth with my spouse at the time of purchase, exceeds $200,000;

          [ ] I am a natural person who had an individual income in excess of $50,000 or joint income with my suppose in excess of $50,000 in each of the two most recent years and who reasonably expects an income in excess of those amounts in the current year;

          i. That Regulation D requires the Company to conclude that each investor has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the shares, or to verify that the investor has retained the services of one or more purchaser representatives for the purpose of evaluating the risks of investment in the shares and hereby represents and warrants that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the shares and of making an informed investment decision and will not require a purchaser representative.

     5. The undersigned understands and agrees that this subscription is made subject to each of the following terms and conditions:

          a. The Company shall have the right to accept or reject this subscription, in whole or part, for any reason. Upon receipt of each Subscription Document, the Company shall have until October 30th, 1998 in which to accept or reject it. If no action is taken by the Company within said period, the subscription shall be deemed to have been accepted. In each case where the subscription is rejected, the Company shall return the entire amount tendered
               by  the  subscriber,   without  interest;

          b. That the undersigned subscriber will, from time to time, execute and deliver such documents or other instruments as may be requested by the Company in order to aid the Company in the consummation of the transactions contemplated by the Memorandum.

     6. The undersigned hereby constitutes and appoints the Company, with full power of substitution, as attorney-in-fact for the purpose of executing and delivering, swearing to and filing, any documents or instruments related to or required to make any necessary clarifying or conforming changes in the Subscription Document so that such document is correct in all respects.

     7. As used herein, the singular shall include the plural and the masculine shall include the feminine where necessary to clarify the meaning of this Subscription Document. All terms not defined herein shall have the same meanings as in the Memorandum.

    IN WITNESS WHEREOF, the undersigned has executed this Subscription Document this ___ day of ______________, 1998.
    Number of Shares        _____________
    Total amount tendered   $ ___________


   INDIVIDUAL OWNERSHIP:           ---------------------------------------------
                                   Name ( Please Type or Print )

                                   ---------------------------------------------
                                   Signature


                                   ---------------------------------------------
                                   Social Security Number

    JOINT OWNERSHIP:               ---------------------------------------------
                                   Name ( Please Type or Print )

                                   ---------------------------------------------
                                   Signature


                                   ---------------------------------------------
                                   Social Security Number

    OTHER OWNERSHIP:               ---------------------------------------------
                                   Name ( Please Type or Print )

                                   ---------------------------------------------
                                   Signature


                                   ---------------------------------------------
                                   Social Security Number

    ADDRESS:
               -----------------------------------------------------------------
                   Street          City           State               Zip

    Phone (Residence)                        Phone (Business)
                      ---------------------                   ------------------

          I,   __________________________,    do   hereby   certify   that   the
     representations made herein concerning my financial status are true, and that all other statements contained herein are true, accurate and complete to the best of my knowledge.

    Date:                     1998.
         ------------------,

                                  Signature
                                             -----------------------------------

                             CERTIFICATE OF DELIVERY

          I hereby acknowledge that I delivered the foregoing Subscription Document to ________________ on the _________ day of _________________,
     1998.

                                  Signature
                                             -----------------------------------

                                   ACCEPTANCE

          This Subscription is accepted by SCOTTSDALE SCIENTIEFIC, INC., as of the _____ day of _____________________, 1998.

                                                     SCOTTSDALE SCIENTEFIC, INC.




                                                     By:
                                                        ------------------------
                                                        Director